Exhibit 5.2

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

November 5, 2018

Noble Corporation plc

10 Brook Street

London, England W1S 1BG

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof by Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company”), under the Securities Act of 1933, as amended (the “Act”), relating to the offering of securities that may be issued and sold by the Company from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include (i) senior debt securities of the Company (the “Senior Debt Securities”), (ii) senior subordinated debt securities of the Company (the “Senior Subordinated Debt Securities”), (iii) subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities and the Senior Subordinated Debt Securities, the “Debt Securities”), (iv) ordinary shares, nominal value $0.01 per share, of the Company (the “Ordinary Shares”), (v) preference shares of the Company (the “Preference Shares”), (vi) a new class of ordinary shares of the Company (the “New Ordinary Shares”), (vii) depositary shares of the Company representing Ordinary Shares, Preference Shares or New Ordinary Shares (the “Depositary Shares”), (viii) warrants to purchase Debt Securities, Ordinary Shares, Preference Shares or New Ordinary Shares (the “Warrants”), (ix) share purchase contracts of the Company with respect to Ordinary Shares, Preference Shares, New Ordinary Shares or Depositary Shares (the “Share Purchase Contracts”), (x) guarantees of Debt Securities and other securities (the “Guarantees”) and (xi) units of securities consisting of one or more Debt Securities, Ordinary Shares, Preference Shares, New Ordinary Shares, Depositary Shares, Warrants, Share Purchase Contracts, Guarantees or any combination thereof (the “Units”). The securities referred to in the foregoing clauses (i) through (xi) are collectively referred to herein as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.2 to the Registration Statement.

Each series of Debt Securities will be issued:

(i) in the case of the Senior Debt Securities, pursuant to an indenture to be entered into between the Company and the trustee thereunder (the “Senior Indenture”);

(ii) in the case of the Senior Subordinated Debt Securities, pursuant to an indenture to be entered into between the Company and the trustee thereunder (the “Senior Subordinated Indenture”); and

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(iii) in the case of the Subordinated Debt Securities, pursuant to an indenture to be entered into between the Company and the trustee thereunder (the “Subordinated Indenture” and, together with the Senior Indenture and the Senior Subordinated Indenture, the “Indentures”).

Each Indenture is to be supplemented, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series of Debt Securities.

In our capacity as your counsel in the connection referred to above, we have examined (i) the Registration Statement and (ii) originals, or copies certified or otherwise identified, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In giving such opinions, we have relied, to the extent we deemed proper, without independent investigation, upon certificates, statements and other representations of officers and other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby, and we have assumed, without independent investigation, that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof, that such original copies are authentic and complete and that all information submitted to us was accurate and complete.

In connection with such opinions, we also have assumed that:

(a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

(b) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(c) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

(d) the Board of Directors of the Company or, to the extent permitted by applicable law and the governing documents of the Company, a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Board”) and the shareholders of the Company will have taken all necessary corporate action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;

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(e) a definitive purchase, underwriting, warrant, unit or similar agreement with respect to any Securities being offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (each, a “Purchase Agreement”);

(f) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, authorized for allotment and reserved for issuance upon such conversion, exchange, redemption or exercise;

(g) all Securities, and any certificates or Receipts (as defined below) in respect thereof, will be delivered either (i) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

(h) in the case of a series of Debt Securities, (i) the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued, and such Debt Securities will be governed by New York law and will not include any provision that is unenforceable, (ii) the Indenture under which such Debt Securities will be issued will be governed by New York law and will comply with the Trust Indenture Act of 1939, as amended (the “TIA”), will have become qualified under the TIA and will have been duly authorized, executed and delivered by the Company and the trustee thereunder and will not include any provision that is unenforceable and (iii) forms of Debt Securities complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture;

(i) in the case of Depositary Shares, (i) the Board will have taken all necessary corporate action to establish the terms of the Depositary Shares, including any action with respect to the Ordinary Shares, Preference Shares or New Ordinary Shares underlying such Depositary Shares, (ii) the applicable deposit agreement (the “Deposit Agreement”) will be duly authorized, executed and delivered by the Company and the depositary thereunder appointed by the Company, (iii) the terms of such Depositary Shares and of their issuance and sale will be duly established in conformity with the Deposit Agreement, (iv) such Depositary Shares will be authorized, offered and sold in accordance with the Deposit Agreement, (v) the Securities underlying such Depositary Shares will be duly issued and deposited with the depositary, (vi) the receipts evidencing such Depositary Shares (“Receipts”) will be duly issued against the deposit of such Securities in accordance with the Deposit Agreement, (vii) the Deposit Agreement and such Receipts will be governed by New York law and will not include any provision that

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is unenforceable and (viii) the Receipts will be duly executed, countersigned and registered in accordance with the provisions of the applicable Deposit Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor;

(j) in the case of Warrants, (i) the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto, (ii) such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company, (iii) such Warrants and such warrant agreement will be governed by New York law, (iv) neither such Warrants nor such warrant agreement will include any provision that is unenforceable and (v) such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement and the applicable Purchase Agreement to the purchasers thereof upon payment of the agreed-upon consideration therefor;

(k) in the case of Share Purchase Contracts, (i) the Board will have taken all necessary corporate action to establish the terms thereof and approve the purchase contract agreement relating thereto, (ii) such Share Purchase Contracts will have been duly executed and delivered by the Company and the other parties thereto and (iii) such Share Purchase Contracts will be governed by New York law and will not include any provision that is unenforceable;

(l) in the case of each Guarantee, (i) the Board will have taken all necessary corporate action to establish the terms thereof and to approve the guarantee agreement relating thereto, (ii) a guarantee agreement complying with the TIA, if applicable, and other applicable law will have been duly executed and delivered by the Company and the trustee or other agent thereunder, (iii) such guarantee agreement will have become qualified under the TIA, if required, will be governed by New York law and will not contain any provision that is unenforceable and (iv) such Guarantee will have been duly issued and delivered in accordance with the provisions of such guarantee agreement upon payment of the agreed-upon consideration;

(m) in the case of Units, (i) the Board will have taken all necessary corporate action to establish the terms of such Units and the terms of the Securities such Units include, (ii) the terms of the Units and the related Securities and their issuance and sale will have been duly established in conformity with the applicable contracts, agreements or indentures that are a component of the offered Units (including authorization of the issuance of any Securities to be issued pursuant to such Units) and (iii) any agreement or other instrument establishing such Units or defining the rights of holders of such Units will be governed by New York law and will not contain any provision that is unenforceable; and

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(n) the Securities and any related contracts, agreements, indentures and instruments will be duly executed and delivered in substantially the form reviewed by us prior to issuance of such Securities.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. The Debt Securities, Warrants, Share Purchase Contracts, Guarantees and Units included in the Securities will, when issued, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforceability thereof is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

2. The Depositary Shares included in the Securities will, when issued, have been duly authorized and validly issued and will constitute legal, valid and binding obligations of the Company and the Receipts representing Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement purusant to which they are issued, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of the contract law of the State of New York and applicable federal laws of the United States, each as currently in effect. Various issues concerning English law are addressed in the opinion of Travers Smith LLP, separately provided to you. We express no opinion herein with respect to the matters covered in such opinion, and to the extent elements of such matters are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

We hereby consent to the filing of this opinion of counsel with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.